                                                                     Exhibit 4.3


                             PACIFIC SOFTWORKS, INC.


                                       AND


                   AMERICAN SECURITIES TRANSFER, INCORPORATED
                                  Warrant Agent


                         -------------------------------


                                WARRANT AGREEMENT


                               Dated March , 1999

                               TABLE OF CONTENTS*

Section 1  Warrants.........................................................................   1
Section 2  Detachability....................................................................   1
Section 3  Warrant Certificates.............................................................   2
Section 4  Registration of Transfers and Exchanges..........................................   2
Section 5  Exercise of Warrants.............................................................   2
Section 6  Redemption of Warrants...........................................................   3
Section 7  Payment of Taxes.................................................................   4
Section 8  Mutilated or Missing Warrant Certificates........................................   5
Section 9  Reservation of Shares............................................................   5
Section 10 Registration of Shares Issuable Upon Exercise of Warrants........................   5
Section 11 Adjustments of Exercise Price and Either Shares Purchasable or
           Number of Warrants...............................................................   5
Section 12 Fractional Warrants and Fractional Shares........................................  11
Section 13 Notices to Warrant Holders.......................................................  11
Section 14 Rights of Warrant Holders........................................................  12
Section 15 Warrant Agent....................................................................  13
Section 16 Merger, Consolidation or Change of Name of Warrant Agent.........................  14
Section 17 Change of Warrant Agent..........................................................  15
Section 18 Notices..........................................................................  15
Section 19 Supplements and Amendments.......................................................  16
Section 20 Successors.......................................................................  17
Section 21 Termination......................................................................  17
Section 22 Governing Law....................................................................  17
Section 23 Benefits of This Agreement.......................................................  17
Section 24 Agreement Available to Warrant Holders...........................................  17
Section 25 Counterparts.....................................................................  17
EXHIBIT A...................................................................................  19
FORM OF WARRANT CERTIFICATE.................................................................  21
ASSIGNMENT..................................................................................  21
EXERCISE....................................................................................  21


*This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms and provisions.

        THIS WARRANT AGREEMENT, dated as of ___________, is between PACIFIC SOFTWORKS, INC. ("Company"), a California corporation, and AMERICAN SECURITIES TRANSFER, INCORPORATED (called, as well as any successor acting as warrant agent under this Agreement, the "Warrant Agent").

        WHEREAS, the Company has one class of common stock, $0.001 par value (the "Common Stock"), and the Company will issue shares of its Common Stock pursuant to Registration Statement No. ___-_____ that the Company has filed with the United States Securities and Exchange Commission; and

        WHEREAS, in connection with the issuance of said shares of Common Stock, the Company will issue Warrants: all shares of Common Stock, $0.001 par value, and, if appropriate after certain adjustments provided for in this Agreement, of such other classes of securities or property to be purchased upon the exercise of the Warrants being called the "Shares"; and

        WHEREAS, the Company will issue the Shares and Warrants in units (the "Units"), each Unit consisting of one Share and one Warrant (evidenced by a "Warrant Certificate"); and

        WHEREAS, each Warrant will entitle the Warrant Holder to purchase one Share; and

        WHEREAS, the Company desires to enter into this Agreement to establish the terms and conditions of the Warrants, to set forth the rights of the registered holders of the Warrants (collectively the "Warrant Holders"), and to provide for the transfer and exercise of the Warrants and other matters; and

        WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company and the Warrant Agent is willing so to act under the terms of this
Agreement:

        NOW THEREFORE, in consideration of the mutual agreements stated in this Agreement, the Company and the Warrant Agent agree as follows:

        SECTION 1 WARRANTS. Subject to the provisions of this Agreement, each Warrant shall entitle the Warrant Holder by exercising the Warrant to purchase from the Company one fully-paid and nonassessable Share at an initial price of $7.50 per Share. The price at which a Warrant is exercisable at a particular time shall be called the "Exercise Price."

        The Warrants will expire at 5:00 p.m. Los Angeles, California time, on ___________ or such later date as is determined pursuant to the terms of Section 19 hereof (the actual time of expiration of the Warrants being called the "Expiration Date"). At the time of expiration of the Warrants, any unexercised Warrants will become void and all rights of the Warrant Holders under the terms of the Warrant Certificate, this Agreement, and otherwise shall cease.

        SECTION 2 DETACHABILITY. The Common Stock and Warrants comprising the Units will be detachable immediately. A Warrant Certificate may be presented for exercise, sold, assigned, or otherwise conveyed on the books of the Warrant Agent either separate from (if the Common Stock and Warrants are then detachable) or together with a certificate representing shares of the Company's Common Stock.


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        SECTION 3 WARRANT CERTIFICATES.

                (a) The Warrant Certificates shall be in registered form only. The text of the Warrant Certificates, including the forms of exercise and assignment to be printed on the reverse side of the Warrant Certificates, shall be substantially in the form set forth in Exhibit A attached to this Agreement. Warrant Certificates shall be signed by, or shall bear the facsimile signatures of the Chairman of the Board, the President or a Vice President of the Company, and the Secretary or an Assistant Secretary of the Company and shall bear a facsimile of the Company's corporate seal. If any person whose facsimile signature has been placed upon any Warrant Certificate as the signature of an officer of the Company shall have ceased to be such officer before such Warrant Certificate is countersigned, issued, and delivered, such Warrant Certificate may be countersigned, issued, and delivered with the same effect as if such person had not ceased to be such officer. Any Warrant Certificate may be signed by, or may bear the facsimile signature of, any person who at the actual date of the preparation of such Warrant Certificate shall be a proper officer of the Company to sign such Warrant Certificate even though such person was not such an officer upon the date of this Agreement.

                (b) Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent is hereby authorized to countersign and deliver to, or in accordance with the instructions of, any Warrant Holder any Warrant Certificate which is properly issued under the terms of this Agreement.

        SECTION 4 REGISTRATION OF TRANSFERS AND EXCHANGES.

                (a) The Warrant Agent shall from time to time register the transfer of any outstanding Warrants upon records to be maintained by the Warrant Agent for such purpose upon surrender of a Warrant Certificate to the Warrant Agent for transfer, accompanied by appropriate instruments of transfer in form satisfactory to the Company and the Warrant Agent and duly executed by the Warrant Holder or a duly authorized attorney. Upon any such registration of transfer, new Warrant Certificates shall be issued in the name of and delivered to the transferee, and the surrendered Warrant Certificate shall be cancelled.

                (b) Any outstanding Warrant Certificate may be surrendered to the Warrant Agent in exchange for other Warrant Certificates of like tenor, subject to subsection (f) of Section 11, and representing in the aggregate the same number of Warrants, subject to any adjustment under subsection (d) of Section 11. Warrant Certificates so surrendered for exchange shall be cancelled.

        SECTION 5 EXERCISE OF WARRANTS.

                (a) Any whole number or all of the Warrants evidenced by any Warrant Certificate may be exercised upon any single occasion on or before the Expiration Date. A Warrant shall be exercised by the Warrant Holder by surrendering to the Warrant Agent the Warrant Certificate attached to or detached from the Share Certificate, with the exercise form on the reverse of such Warrant Certificate duly completed and executed, together with payment in lawful money of the United States of America in cash or by certified or cashier's check or bank draft payable to the order of the Company, for the Exercise Price for the total number of Shares to be purchased.

                (b) Subject to Section 5(d) and Section 10, upon receipt of a Warrant Certificate with the exercise form thereon duly executed, together with payment in full of the Exercise Price for the Shares for which Warrants then are being exercised, the Warrant Agent shall requisition from any transfer agent for the Shares (which transfer agent may be the Warrant Agent pursuant to its appointment therefor separately from this Agreement) and upon receipt shall make delivery of certificates evidencing the total number of whole Shares for which Warrants are then being exercised in such names and denominations as are required for delivery to, or in accordance with the instructions of the Warrant Holder, provided that if fewer than all Shares issuable on exercise of a Warrant Certificate are purchased, the Warrant Agent (if so requested) shall issue a Warrant Certificate for the balance of the Shares. Subject to the payment of the Exercise Price becoming collected funds, such certificates for the Shares shall be deemed to be issued, and the person to whom such Shares are issued of record shall be deemed to have become a holder of record of such Shares, as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price, whichever shall last occur, provided that if the books of the Company with respect to the Shares shall be closed as of such date, the certificates for such Shares shall be deemed to be issued, and the person to whom such Shares are issued of record shall be deemed to have become a record holder of such Shares, as of the date on which such books shall next be open (whether before, on, or after the applicable Expiration Date) but at the Exercise Price and upon the other conditions in effect upon the date of surrender of the Warrant Certificate and payment of the Exercise Price, whichever shall have last occurred, to the Warrant Agent.

                (c) All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled.

                (d) Upon the exercise, or conversion of any Warrant, the Warrant Agent shall promptly deposit the payment into an account established by mutual agreement of the Company and the Warrant Agent at a federally insured commercial bank. All funds deposited in the account will be disbursed on a weekly basis to the Company, once they have been determined by the Warrant Agent to be collected funds. Once the funds are determined to be collected, the Warrant Agent shall cause the Share certificate(s) representing the exercised Warrants to be issued as provided in Section 5(b) hereof.

        SECTION 6 REDEMPTION OF WARRANTS.

                (a) The Company may redeem the Warrants at $0.05 per Warrant (the "Redemption Price") upon 30 days' prior written notice any time after a period of 20 consecutive trading days that the closing price of the Common Stock exceeds $8.00. For these purposes, the closing price of the Common Stock will be determined by the closing bid price, as reported by NASDAQ, or if the Common Stock is listed on a national stock exchange or on the NASDAQ National Market System, the closing price will be determined by the closing sale price on the primary exchange on which the Common Stock is traded or on the NASDAQ National Market System, if such shares are not listed on a national stock exchange. Notwithstanding the foregoing, the Company will not be entitled to call any of the Warrants for redemption or redeem any of the Warrants at a time when the Warrants are not exercisable because the Company has not maintained a


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
        current registration statement as described in Section 10 hereof. On the redemption date, the Warrant Holders of record of redeemed Warrants shall be entitled to payment of the Redemption Price upon surrender of such redeemed Warrants to the Company at the principal office of the Warrant Agent.

                (b) Notice of redemption of any Warrants shall be given by mailing, by registered or certified mail, return receipt requested, a copy of such notice to all of the affected Warrant Holders of record as of two days prior to the mailing date at their respective addresses appearing on the books or transfer records of the Company or such other address designated in writing by the Warrant Holder of record to the Warrant Agent not less than _______ (__) days prior to the redemption date and shall be effective upon receipt.

                (c) Notwithstanding any other provision of this Agreement, from and after the redemption date, all rights of the affected Warrant Holders (except the right to receive the Redemption Price) shall terminate, but only if (i) on or prior to the redemption date the Company shall have irrevocably deposited with the Warrant Agent, as paying agent, a sufficient amount to pay on the redemption date the Redemption Price for all Warrants called for redemption and (ii) the notice of redemption shall have stated the name and address of the Warrant Agent and the intention of the Company to deposit such amount with the Warrant Agent on or before the redemption date.

                (d) The Warrant Agent shall pay to the Warrant Holders of record of redeemed Warrants all monies received by the Warrant Agent for the redemption of Warrants to which the Warrant Holders of record of such redeemed Warrants are entitled under the provisions of this Agreement.

                (e) Any amounts deposited with the Warrant Agent which are not required for redemption of the Warrants may be withdrawn by the Company. Any amounts deposited with the Warrant Agent which shall be unclaimed after six (6) months after the redemption date may be withdrawn by the Company, and thereafter the Warrant Holders of the Warrants called for redemption for which such funds were deposited shall look solely to the Company for payment. The Company shall be entitled to the interest, if any, on funds deposited with the Warrant Agent, and the Warrant Holders of redeemed Warrants shall have no right to any such interest.

                (f) If the Company fails to make a sufficient deposit with the Warrant Agent as provided above, the Warrant Holder of any Warrants called for redemption may at the option of the Warrant Holder (i) by notice to the Company declare the notice of redemption a nullity, or
        (ii) maintain an action against the Company for the Redemption Price. If the Warrant Holder brings such an action, the Company will pay reasonable attorneys' fees of the Warrant Holder. If the Warrant Holder fails to bring an action against the Company for the Redemption Price within ninety (90) days after the redemption date, the Warrant Holder shall be deemed to have elected to declare the notice of redemption to be a nullity and such notice shall be without any force or effect.

        SECTION 7 PAYMENT OF TAXES. The Company will pay all taxes attributable to the initial issuance of Shares upon exercise of Warrants. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or in the issue of any certificates for Shares in a name other than that of the Warrant Holder upon the exercise of any Warrant.


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
        SECTION 8 MUTILATED OR MISSING WARRANT CERTIFICATES. If any Warrant Certificate is mutilated, lost, stolen, or destroyed, the Company and the Warrant Agent may, on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), and upon receipt of evidence satisfactory to the Company and the Warrant Agent of such mutilation, loss, theft, or destruction, issue a substitute Warrant Certificate of like denomination and tenor as the Warrant Certificate so mutilated, lost, stolen or destroyed, subject to subsection (f) of Section 11. Applicants for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay any reasonable charges as the Company or the Warrant Agent may prescribe. If any Warrant Certificate is mutilated, lost, stolen, or destroyed, and the Warrant Holder desires to exercise any Warrants evidenced thereby, the Company and the Warrant Agent may authorize such exercise upon receipt of such evidence and indemnity in lieu of issuing any substitute Warrant Certificate to evidence the Warrants so exercised.

        SECTION 9 RESERVATION OF SHARES.

                (a) The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of the Company's Common Stock, for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, the full number of Shares issuable upon the exercise of all outstanding Warrants.

                (b) The Company covenants that all Shares which may be issued upon exercise of Warrants will upon issue be fully paid and nonassessable by the Company and free from all taxes, liens, charges, and security interests with respect to the issue thereof.

        SECTION 10 REGISTRATION OF SHARES ISSUABLE UPON EXERCISE OF WARRANTS. If any Shares issuable upon the exercise of Warrants require the maintenance of a current registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such Shares before such Shares may be validly and lawfully issued, the Company will in good faith endeavor to maintain such current registration statement under the Act, provided that in no event shall such Shares be issued, and the Company shall have the authority to suspend the exercise of any or all Warrants while such registration statement is not current. Similarly, a Warrant Holder residing in a state where a required registration or governmental approval of issuance of the Shares is not in effect as of or has not been obtained within a reasonable time after the surrender date of the Warrant Certificate for exercise shall not be entitled to exercise Warrants, unless in the opinion of counsel to the Company such registration or approval in such state shall not be required or the Company otherwise authorizes the issuance. In such event, the Warrant Holder shall be entitled to transfer the Warrants to others, but only prior to the Expiration Date for the Warrants being transferred.

        SECTION 11 ADJUSTMENTS OF EXERCISE PRICE AND EITHER SHARES PURCHASABLE OR NUMBER OF WARRANTS. The Exercise Price and either the number of Shares purchasable upon exercise of the Warrants or the number of Warrants outstanding shall be subject to adjustment from time to time as provided in this Section.

                (a) In case the Company shall (i) declare a stock dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) combine or reclassify its outstanding shares of

        Common Stock into a smaller number of shares of Common Stock, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action.

                (b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share of Common Stock) less than the current market price of the Common Stock (as defined in subsection (k) of this Section 11) on the record date mentioned below, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or tie warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants: and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

                (c) In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in subsection (a) of this Section) or subscription rights or warrants (excluding those referred to in subsection (b) of this Section), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in subsection (k) of this Section), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.


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
                (d) In case the Company shall issue shares of its Common Stock (excluding shares issued (i) in any of the transactions described in subsections (a), (b), and (c) above, (ii) upon the issuance or exercise of options granted to the Company's directors, employees, and consultants under a plan or plans adopted by the Company's Board of Directors and approved by its stockholders, if such shares would otherwise be included in this subsection (d) of this Section (but only to the extent that the aggregate number of shares excluded hereby and issued after the date hereof shall not exceed 10% of the Company's Common Stock outstanding at the time of any issuance), (iii) upon exercise of rights, options, and warrants outstanding or authorized for grant or contractually bound to be issued at April ___, 1999, upon exercise of the options that were originally a part of the original option issued to the Underwriter pursuant to the Underwriting Agreement, dated April ___, 1999, between the Company and Spencer Edwards Securities, Inc., or upon exercise of any Warrants or the overallotment option granted to the Underwriter pursuant to the Underwriting Agreement, (iv) to stockholders of any corporation which merges into the Company or from which the Company acquires assets and some or all of the consideration consists of equity securities of the Company in proportion to their stock holdings of such corporation immediately prior to such merger or acquisition, upon such merger or acquisition, (v) issued in a bona fide public offering pursuant to a firm commitment underwriting, but only if no adjustment is required pursuant to any other specific subsection of this Section 11 (without regard to subsection (i) of this Section) with respect to the transaction giving rise to such rights, and
        (vi) in connection with any nonregistered offering of Common Stock or securities convertible into or exercisable for Common Stock, unless the issuance or sale price is less than 85% of the current market price of the Common Stock on the date of issuance, in which case the adjustment shall only be for the difference between 85% of the current market price and the issue or sale price) for a consideration per share (the "Offering Price") less than the current market price per share (as defined in Subsection (k) of this Section) on the date the Company fixes the offering price of such additional shares, then the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection (j) of this Section) for the issuance of such additional shares would purchase at such current market price per share of Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

                (e) In case the Company shall issue any securities convertible into or exchangeable for its Common Stock (excluding securities issued in transactions described in subsections (a), (b), and (c) of this Section and subject to the limitations in subsection (d) of this Section) for a consideration per share of Common Stock (the "Conversion Price") initially deliverable upon conversion or exchange of such securities (determined as provided in subsection (j) of this Section) less than the current market price per share (as defined in subsection
        (k) of this Section) in effect immediately prior to the issuance of such securities, then the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate


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
        consideration received (determined as provided in subsection (i) of this Section) for such securities would purchase at such current market price per share of Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.

                (f) Unless the Company shall have exercised its election as provided in subsection (g) of this Section, whenever any adjustment of the Exercise Price becomes effective pursuant to the terms of this Section the number of Shares purchasable upon the exercise of each affected outstanding Warrant shall be simultaneously adjusted to the number determined by dividing (i) the product of the number of Shares purchasable upon the exercise of each outstanding Warrant prior to such adjustment multiplied by the applicable Exercise Price in effect prior to such adjustment by (ii) the applicable Exercise Price in effect after such adjustment.

                (g) On or after the date any adjustment of the number of Shares purchasable upon exercise of a Warrant may be made as provided in subsection (f) of this Section, the Company may elect to adjust the number of Warrants in substitution for any such adjustment in the number of Shares purchasable upon exercise of a Warrant. All Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for one Share. Each Warrant held of record prior to such adjustment of the number of Warrants shall become the number of Warrants (calculated to the nearest hundredth) obtained by (i) multiplying the number of Warrants held of record prior to adjustment of the number of Warrants by the Exercise Price in effect prior to adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect after adjustment of the Exercise Price. The Company shall give notice to the Warrant Holders and the Warrant Agent of its election to adjust the number of Warrants, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the adjustment to the Exercise Price becomes effective or any date thereafter but shall be at least 10 days later than the date of the notice to Warrant Holders. Upon each adjustment of the number of Warrants pursuant to this subsection (g) the Company shall, as promptly as practicable, either distribute to Warrant Holders on such record date Warrant Certificates evidencing the additional Warrants to which such Warrant Holders shall be entitled as a result of such adjustment or distribute to such Warrant Holders in substitution and replacement for the Warrant Certificates held by them prior to the date of adjustment, and upon surrender thereof if required by the Company, new Warrant Certificates evidencing all the Warrants to which such holders shall be entitled after such adjustment. Warrant Certificates so distributed shall be issued, executed and countersigned in the manner specified in this Agreement (but may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the notice to Warrant Holders given pursuant to this subsection (g).

                (h) In any case in which this Section shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the actual occurrence of such event
        (i) issuing to the Warrant Holder of any Warrant exercised after such record date and before the occurrence of such event the additional Shares issuable upon such exercise by reason of the adjustment required by such event over and above the Shares Issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrant Holder any amount of cash in lieu of a fractional Share, provided the Company shall deliver to such Warrant Holder a due bill or other appropriate instrument evidencing the right of such Warrant Holder to receive such additional Shares or such cash upon the occurrence of the event requiring such adjustment.

                (i) Subject to the provisions of subsection (h) of this Section, the form of Warrant Certificate need not be changed because of any adjustment in the Exercise Price, the number of Shares purchasable upon the exercise of a Warrant, or the number of Warrants outstanding and Warrant Certificates issued after any such adjustment may state the same Exercise Price, the same number of Warrants, and the same number of Shares purchasable upon exercise of a Warrant as are stated in the Warrant Certificates issued before such adjustment as if such adjustment had not occurred. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant Certificate may be in the form as so changed.

                (j) For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section, the following shall apply:

                    (A) in the case of the issuance of shares of Common Stock
                for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts, or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                    (B) in the case of the issuance of shares of Common Stock
                for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive;

                    (C) in the case of the issuance of securities convertible
                into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this subsection j) of this Section); and

                    (D) in case the Company shall sell and issue Common Stock, together with one or more other securities as part of a unit at a price per unit, then in determining a consideration per share of Common Stock for purposes of this Section, the Board of Directors of the Company shall determine, in good faith, whose determination shall be described in a duly adopted board resolution certified by the Company's Secretary, or Assistant Secretary, the fair value of the shares of Common Stock then being sold as part of such unit, and such determination, in the absence of fraud or bad faith, shall be binding upon the holders of the Warrants.

                (k) For the purpose of any computation under subsections (b),
        (c), (d), and (e) of this Section, the current market price per share of Common Stock at any date shall be deemed to be the average Fair Market Value of a share of Common Stock for 30 consecutive business days before such date.

                "Fair Market Value" shall mean an amount that is determined as follows: (i) if the Common Stock is listed on the New York Stock Exchange, the American Stock Exchange, or such other securities exchange designated by the Board of Directors of the Company, or admitted to unlisted trading privileges on any such exchange, or if the Common Stock is quoted on a National Association of Securities Dealers, Inc. system that reports closing prices, the Fair Market Value shall be the closing price of the Common Stock as reported by the Wall Street Journal on the day the Fair Market Value is to be determined, or if no such price is reported for such day, then the determination of such closing price shall be as of the last immediately preceding day on which the closing price is so reported; or (ii) if the Common Stock is not so listed or admitted to unlisted trading privileges or so quoted, the Fair Market Value shall be the average of the last reported highest bid and the lowest asked prices quoted on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if not so quoted, then by the National Quotation Bureau, Inc. on the day the Fair Market Value is determined; or (iii) if the Common Stock is not so listed or admitted to unlisted trading privileges or so quoted, and bid and asked prices are not reported, the Fair Market Value shall be determined in such reasonable manner as may be presented by the Board of Directors of the Company.

                (l) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this subsection (l) of this Section are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section shall be made to the nearest cent or to the nearest one-hundredth of a Share, as the case may be. Anything in this Section to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification, or combination of Common Stock, hereafter made by the Company shall not result in any federal income tax liability to the holders of Common Stock or securities convertible into Common Stock.

                (m) In the event that at any time, as a result of an adjustment made pursuant to subsection (a) of this Section, the Holder of the Warrants thereafter shall become entitled to receive any securities of the Company, other than Common Stock, thereafter the number of such other securities so receivable upon exercise of the Warrants shall be subject to adjustment from time-to-time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subsections (a) to (l), inclusive, of this Section.

        SECTION 12 FRACTIONAL WARRANTS AND FRACTIONAL SHARES.

                (a) Notwithstanding any other provision of this Agreement or any Warrant Certificate, the Company shall not be required to issue fractions of Warrants on any distribution of Warrant Certificates pursuant to subsection (f) of Section 11 or to distribute Warrant Certificates which evidence fractional Warrants. In lieu of issuing any fraction of a Warrant otherwise called for upon any adjustment pursuant to subsection (d) of Section 11, the Company shall pay to the Warrant Holder entitled thereto an amount in cash equal to such fraction multiplied by the current market value of one such Warrant determined as follows:

                    (1) If the Warrants are listed on the New York Stock
                Exchange, the American Stock Exchange, or such other national stock exchange specified by the Board of Directors of the Company, or admitted to unlisted trading privileges on any such exchange, or if the Warrants are quoted on a National Association of Securities Dealers, Inc. system that reports closing prices, the current market value shall be the closing price of the Warrants as reported by the Wall Street Journal for the last trading day prior to the date of such adjustment pursuant to subsection (d) of Section 11, or, if no such price is reported for such day, then the determination of such closing price shall be as of the last immediately preceding day on which the closing price is so reported, or

                    (2) If the Warrants are not so listed or admitted to
                unlisted trading privileges or so quoted, the current market value shall be the mean of the last reported bid and asked prices reported by NASDAQ, if the Warrants are quoted on NASDAQ, and if not, the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc., in either case on the last business day prior to the date of such adjustment pursuant to subsection (d) of Section 11; or

                    (3) If neither subparagraph (1) or (2) is applicable, the
                current market value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

                (b) Notwithstanding any other provision of this Agreement or any Warrant Certificate, the Company shall not be required to issue fractions of Shares upon exercise of the Warrants or to distribute certificates which evidence fractions of Shares. With respect to any fraction of a Share called for upon exercise of any Warrant, the Company in lieu of issuing such fractional Shares shall pay to, or in accordance with the instructions of, the Warrant Holder exercising such Warrant an amount in cash equal to such fraction multiplied by the Fair Market Value of one share of Common Stock.

        SECTION 13 NOTICES TO WARRANT HOLDERS.

                (a) Upon any adjustment of the Exercise Price, the Company within 20 days thereafter shall (a) cause to be filed with the Warrant Agent a certificate, signed by the Chairman of the Board, the President, or a Vice President of the Company and by its Treasurer or an Assistant Treasurer, setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which any such calculation is based and setting forth either
        (1) the number of Shares (or portion thereof) purchasable upon exercise of an affected Warrant after such adjustment of the Exercise Price, or (2) the number of Warrants into which each outstanding affected Warrant will be changed as a result of such adjustment in the Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (b) cause written notice of such adjustments to be given to each affected Warrant Holder as of the record date applicable to such adjustment. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section.

                (b) Whenever the Company shall

                         (i) expect to effect any capital reclassification of
                    the capital stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a subdivision or combination), any sale, lease, or conveyance of all or substantially all of the assets of the Company or any consolidation or merger of the Company with another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the Shares issuable upon exercise of the Warrants), or

                         (ii) expect to be involved in any voluntary or
                    involuntary dissolution, liquidation, or winding up of the Company, then in any such case the Company shall cause to be mailed to each Warrant Holder, at the earliest practicable time (and in any event not less than 20 days before any record date or other date set for definitive, action) written notice of such event and of the date on which the books of the Company shall close or the date when such reclassification, sale, lease, conveyance, consolidation, merger, dissolution, liquidation, or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of notice) on each Exercise Price and the kind and amount of the Shares and other securities and property deliverable upon exercise of the Warrants before and after any adjustment for the occurrence of such event. Such notice shall also specify the date as of which the holders of the shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, sale, lease, conveyance, merger, dissolution, liquidation, or winding up, as the case may be.

                (c) Without limiting the obligation of the Company hereunder to provide notice to each Warrant Holder, it is agreed that failure of the Company to give notice shall not invalidate any corporate action taken by the Company.

        SECTION 14 RIGHTS OF WARRANT HOLDERS.

                (a) No Warrant Holder, as such, shall have any rights of a stockholder of the Company, either at law or equity, and the rights of the Warrant Holders, as such, are limited to those rights expressly provided in this Agreement or in the Warrant Certificates.

                (b) When any Warrant Certificate shall have been surrendered for exercise accompanied by payment of the Exercise Price, as provided in this Agreement, certificates for the Shares purchased upon such exercise shall be issuable and any person designated to be the record holder of such Shares shall be deemed to have become a holder of record of such Shares as of the date of such surrender and payment, whichever last occurs; provided that if at such date the transfer books for the shares of Common Stock shall be closed, the certificates for the Shares shall be issuable on the date on which such books shall next be open (whether before, on, or after an Expiration Date) and until then the Company shall be under no duty to deliver any certificate for such Shares; and further provided that such books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 days.

                (c) The Company and the Warrant Agent may treat the registered Warrant Holder in respect of any Warrant Certificate as the absolute owner thereof for all purposes notwithstanding any notice to the contrary.

        SECTION 15 WARRANT AGENT.

                (a) The Company hereby appoints the Warrant Agent to act as the agent of the Company in accordance with this Agreement, and the Warrant Agent hereby accepts such appointment.

                (b) The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions by all of which the Company and every Warrant Holder by acceptance of any Warrant Certificate, shall be bound:

                    (1) The statements contained in this Agreement and in the
                Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as described the Warrant Agent or action taken or to be taken by it.

                    (2) The Warrant Agent shall not be responsible for any
                failure of the Company to comply with any of the Company's covenants contained in this Agreement or in the Warrant Certificates.

                    (3) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

                    (4) The Warrant Agent shall incur no liability or
                responsibility to the Company or to any Warrant Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document, or instrument believed by it to be genuine and to have been signed, sent, or presented by the proper party or parties.

                    (5) The Company agrees to pay to the Warrant Agent the
                Warrant Agent's standard published rates in effect on the date of this Agreement, as the same may be changed from time to time upon thirty (30) days prior written notice from the Warrant Agent to the Company, for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes, and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs, and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's, negligence or bad faith.

                    (6) The Warrant Agent shall be under no obligation to
                institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrant Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit, or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Warrant Holders as their respective rights or interests may appear.

                    (7) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell, or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as through it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                    (8) The Warrant Agent shall act hereunder solely as agent
                for the Company, and its duties shall be determined solely by the provisions hereof and those provisions of the Act, the Securities Exchange Act of 1934, and those Rules and Regulations of the Securities and Exchange Commission applicable to the duties of the Warrant Agent hereunder.

        SECTION 16 MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT.

                (a) Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 17 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the

        Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent: and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

                (b) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

        SECTION 17 CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and by giving notice in writing to each Warrant Holder at his address appearing in the Warrant register, specifying a date when such resignation shall take effect, which notice shall be sent at least 90 days prior to the date so specified. If the Warrant Agent shall resign or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 90 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Warrant Holder, then any Warrant Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company or transfer agent, in good standing, organized under the laws of any state of the United States of America and having at the time of its appointment as Warrant Agent a combined capital and surplus of at least $2,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Warrant Agent without further act or deed, and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act, or deed necessary for the purpose. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

        SECTION 18 NOTICES. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Warrant Holder to or on the Company shall be sufficiently given or made if sent by mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                      PACIFIC SOFTWORKS, INC.
                      703 Rancho Conejo Boulevard
                      Newbury Park, California 91320
                      Attention:  Chief Executive Officer

Any notice or demand authorized by this Agreement to be given or made by any Warrant Holder or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail, first class or registered, postage paid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

                      American Securities Transfer, Incorporated
                      1825 Lawrence Street, Suite 444
                      Denver, Colorado 80202-1817
                      Attention: _________________

Any distribution, notice, or demand required or authorized by this Agreement to be given or made by the Company or the Warrant Agent to or on the Warrant Holders shall be sufficiently given or made if sent by mail, first class or registered, postage prepaid, addressed to the Warrant Holders at their last known addresses as they shall appear on the registration books for the Warrant Certificates maintained by the Warrant Agent.

        SECTION 19 SUPPLEMENTS AND AMENDMENTS.

                (a) The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Warrant Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the Warrant Holders, including (but not limited to) any extension of the Expiration Date for such period or periods as the Board of Directors of the Company may determine, and any conditional or unconditional reduction in the Exercise Price.

                (b) With the consent of the Warrant Holders of at least two-thirds of all remaining outstanding Warrants, given as set forth in this subsection (b) of this Section, the Warrant Agent and the Company may make any other amendment in this Agreement; provided that no such change may shorten the time of exercise of any Warrant or increase the Exercise Price of any Warrant without the consent of all Warrant Holders. Consent of the Warrant Holders under this subsection (b) shall be evidenced by either (i) a consent in writing to the amendment, which consent need not set forth the specific form of amendment, but shall be sufficient if it agrees to the general substance thereof, and which shall be executed by the Warrant Holders and notarized or acknowledged (any consent so given in respect of a particular Warrant shall be binding upon any subsequent owner thereof), or (ii) by the affirmative vote of the requisite Warrant Holders at a meeting of Warrant Holders called by the Company or the Warrant Agent and held at such time and place as may be specified in a written notice of the meeting to be mailed to each Warrant Holder not less than I0 days nor more than 60 days prior to the date set for the meeting. The Company or the Warrant Agent may establish a record date for the determination of Warrant Holders entitled to vote at any meeting of Warrant Holders, which record date shall be not more than 60 days prior to the date of mailing notice thereof. The Company and the Warrant Agent may make reasonable regulations for the conduct of such meeting and for the appointment of a chairman and a secretary thereof and of inspectors of votes. Proxies may be used at any such meeting in the same manner as is provided in the Company's bylaws with respect to proxies for meetings of its stockholders.

        SECTION 20 SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

        SECTION 21 TERMINATION. Subject to extensions under Section 19, this Agreement shall terminate at the close of business on the Expiration Date or such earlier date upon which all Warrants have been exercised. The provisions of
Section 15 shall survive such termination.

        SECTION 22 GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said State.

        SECTION 23 BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent, and the Warrant Holders any legal or equitable right, remedy, or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, and the Warrant Holders.

        SECTION 24 AGREEMENT AVAILABLE TO WARRANT HOLDERS. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent for inspection by any Warrant Holder. As a condition of such inspection, the Warrant Agent may require any Warrant Holder to submit a Warrant Certificate held of record for inspection.

        SECTION 25 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.


              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                      PACIFIC SOFTWORKS, INC.

S E A L

                                      By
                                         -------------------------------
                                         Glenn Russell
                                         Chairman of the Board

Attest:



------------------------------

                   : Secretary
-------------------




                                      AMERICAN SECURITIES TRANSFER,
                                      INCORPORATED

S E A L

                                      By
                                         -------------------------------
                                         Gregory D. Tubbs, Senior Vice President

Attest:




------------------------------

                   : Secretary
-------------------

                                    EXHIBIT A
                          [FORM OF WARRANT CERTIFICATE]
                                     [FACE]

        The Warrants evidenced by this certificate were issued as part of a Unit consisting of one share of Common Stock and one Warrant. Each Warrant entitles the Warrant Holder to purchase one share of Common Stock. The Warrants may not be exercised if the shares of Common Stock which are issuable upon exercise of the Warrants have not been registered pursuant to a registration statement under the Securities Act of 1933, as amended, that is effective and current and the shares have not been qualified for sale in the state of residence of the Warrant Holder unless exemptions from such registration and qualification are available. The Warrants are subject to redemption and may not be exercised after the redemption date.

                            VOID AFTER ________, 2004

W                                                                        Warrant
 -------------------------------
                                                                 CUSIP _________
                               WARRANT CERTIFICATE

                             PACIFIC SOFTWORKS, INC.

        This Warrant Certificate certifies that
__________________________________________ or registered assigns (the "Warrant
Holder"), is the registered owner of the above-indicated number of Warrants ("Warrants") expiring at 5:00 p.m., Los Angeles, California time, on ___________ (the "Expiration Date"). Each full Warrant entitles the Warrant Holder to purchase from PACIFIC SOFTWORKS, INC., a California corporation (the "Company"), on or before the Expiration Date, one fully paid and nonassessable share of Common Stock ($0.001 par value per share) of the Company at the initial purchase price of $7.50 per share (the "Exercise Price") through _____________, in lawful money of the United States of America for each full Warrant represented hereby upon surrender of this Warrant Certificate with the exercise form hereon duly completed and executed, with payment of the Exercise Price at the office of American Securities Transfer, Incorporated (herein called the "Warrant Agent"), 1825 Lawrence Street, Suite 444, Denver, Colorado 80202-1817, Attention:
_________________, but only subject to the conditions set forth herein and in a Warrant Agreement, dated _______________ (the "Warrant Agreement"), between the Company and the Warrant Agent. The Company may redeem the Warrants at $0.05 per Warrant upon 20 days' prior written notice any time after a period of 20 consecutive trading days that the closing price of the Common Stock exceeds $8.00. For these purposes, the closing price of the Common Stock will be determined by the closing bid price, as reported by NASDAQ, or if the Common Stock is listed on a national stock exchange or on the NASDAQ National Market System, the closing price will be determined by the closing sale price on the primary exchange on which the Common Stock is traded or on the NASDAQ National Market System, if such shares are not listed on a national stock exchange.

        The Exercise Price, the number of shares purchasable upon exercise of each Warrant, the number of Warrants outstanding, and the Expiration Date are subject to adjustments upon the occurrence of certain events set forth in the Warrant Agreement. Reference is hereby made to the provisions on the reverse side of this Warrant Certificate and the provisions of the Warrant Agreement, all of which are hereby incorporated by reference in and made a part of this Warrant Certificate and which shall for all purposes have the same effect as though fully set forth at this place.

        Upon due presentment for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants, subject to any adjustments made in accordance with the provisions of the Warrant Agreement, shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, upon payment of the transfer fee and any tax or other governmental charge imposed in connection with such transfer.

        The holder of the Warrants evidenced by this Warrant Certificate may exercise all or any whole number of such Warrants during the exercise period and in the manner stated hereon. The Exercise Price is payable in lawful money of the United States of America by certified or cashier's check payable to the order of the Company. Upon any exercise of any Warrants evidenced by this Warrant Certificate in an amount less than the number of Warrants so evidenced, there shall be issued to the Warrant Holder a new Warrant Certificate evidencing the number of Warrants not so exercised. No adjustment shall be made for any dividends on any shares issued upon exercise of this Warrant.

        No warrant may be exercised after 5:00 p.m., Los Angeles, California time, on the Expiration Date and any Warrant not exercised by such time shall become void.


             [The remainder of this page intentionally left blank.]

        This Warrant Certificate shall not be valid unless manually countersigned by the Warrant Agent.

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its Chairman of the Board or its President and by its Secretary, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be imprinted hereon.

Dated:                          PACIFIC SOFTWORKS, INC.
                                a California corporation


                                By:
                                    -------------------------------------------
                                    Glenn  Russell,  Chairman  of the Board and
                                    Chief Executive Officer



                                By:
                                    -------------------------------------------
                                                            , Secretary
                                    ------------------------


Countersigned:

AMERICAN SECURITIES TRANSFER, INCORPORATED
Warrant Agent



By:
    -------------------------------
    Authorized Signatory

                                    [REVERSE]

                           FORM OF WARRANT CERTIFICATE

        This Warrant Certificate, when surrendered to the Warrant Agent at its principal office by the Warrant Holder, in person or by attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, upon the payment of any tax or other governmental charge imposed in connection with such exchange, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing a like number of Warrants, subject to any adjustments made in accordance with the provisions of the Warrant Agreement.

        The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. No Warrant Holder, as such, shall have any rights of a holder of the Common Stock of the Company, either at law or at equity, and the rights of the Warrant Holder, as such, are limited to those rights expressly provided in the Warrant Agreement and in the Warrant Certificate.

        Under the Warrant Agreement, the Exercise Price is subject to adjustment if the Company shall effect any stock split or stock combination with respect to the Common Stock. Any such adjustment of the Exercise Price will also result in an adjustment of the number of shares of Common Stock purchasable upon exercise of a Warrant or, if the Company should elect, an adjustment of each outstanding Warrant into a different number of Warrants.

        The Company shall not be required to issue fractions of Warrants upon any such adjustment or to issue fractions of shares upon the exercise of any Warrants after any such adjustment, but the Company, in lieu of issuing any such fractional interest, shall pay an amount in cash equal to such fraction times the current market value of one Warrant or one share of Common Stock, as the case may be, determined in accordance with the Warrant Agreement.

        The Warrant Agreement is subject to amendment upon the approval of holders of at least two-thirds of the outstanding Warrants as a group, except that no such approval is required for the reduction of the Exercise Price or extension of the Expiration Date. No amendment shall accelerate the Expiration Date or increase the Exercise Price without the approval of all the holders of all outstanding Warrants. A copy of the Warrant Agreement will be available at all reasonable times at the office of the Warrant Agent for inspection by any Warrant Holder. As a condition of such inspection, the Warrant Agent may require any Warrant Holder to submit his Warrant Certificate for inspection.

IMPORTANT: The Warrants represented by this Certificate may not be exercised by a Warrant Holder unless at the time of exercise the underlying shares of Common Stock are qualified for sale, by registration or otherwise, in the state where the Warrant Holder resides or unless the issuance of the shares of Common Stock would be exempt under the applicable state securities laws. Further, a registration statement under the Securities Act of 1933, as amended, covering the issuance of shares of Common Stock upon the exercise of this Warrant must be in effect and current at the time of exercise unless the issuance of shares of Common Stock upon any exercise is exempt from the registration requirements of the Securities Act of 1933. Unless such registration statement is in effect and current at the time of exercise, or unless such an exemption is available, the Company may decline to permit the exercise of this Warrant.

                                   ASSIGNMENT


       (Form of Assignment to be Executed if the Warrant Holder Desires to
                       Transfer Warrants Evidenced Hereby)

        FOR VALUE RECEIVED, _________________________________________________
hereby sells, assigns, and transfers to
_______________________________________________ (Please print name and address including zip code.)

                                     Please insert social security
                                     or other identifying number.

                                     ________________________________________


        ________________________________________________________________
Warrants represented by this Warrant Certificate and does hereby irrevocably constitute and appoint
______________________________________________________________________ Attorney,
to transfer said Warrants on the books of the Warrant Agent with full power of substitution in the premises.

Dated:_________________________________



                                  ___________________________________________
                                  Signature

                                  (Signature must confirm in all respects to name of holder as specified on the face of this Warrant Certificate)

Signature Guaranteed:


_______________________________

                                    EXERCISE

             (Form of Exercise to be Executed if the Warrant Holder
                 Desires to Exercise Warrants Evidenced Hereby)

WARRANT AGENT:

        The undersigned hereby irrevocably elects to exercise _________ Warrants represented by this Warrant Certificate and to purchase thereunder the full number of shares of Common Stock issuable upon exercise of such Warrants. Enclosed is $___________ as the purchase price therefor. The undersigned requests that certificates for such shares of Common Stock be issued in the name of, and cash for any fractional Shares be paid to,


________________________________________________________________________________
(Please print name and address including zip code).



Please insert social security or other identifying number_______________________

and, if said number of Warrants not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the unexercised number of Warrants evidenced by this Warrant Certificate be delivered to the Warrant Holder except as such unexercised number of Warrants may be assigned under the form of assignment appearing hereon.

Dated: ______________, _____



                                            __________________________________
                                            Signature

                                            (Signature must confirm in
                                            all respects to name of the
                                            Warrant Holder as specified
                                            on the face of this Warrant
                                            Certificate)

Signature Guaranteed:


________________________________


        NOTICE: Signature must be guaranteed by a member of the Medallion Signature Guaranty Program.